                                                                     Exhibit 4.3
                     INTERNATIONAL LEASE FINANCE CORPORATION
                                    ILFC NOTE
                                  (FIXED RATE)

REGISTERED                                                            REGISTERED

NO. FXR-
CUSIP-

If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

                                                                       Original
Stated                     Interest                  Issue             Principal
Maturity:                  Rate:                     Date:             Amount:



----------                 -----------%              ----------        ----------

Issue Price:

Interest Payment Dates:

Repurchase Price                                     Overdue
(for Discount                                        Rate (if any):
Securities):

Redeemable On Or After:

Survivor's Option:

         Annual Put Limitation:
         Individual Put Limitation:

Other Provisions:

         INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (herein called the "Company", which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above at Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at a fixed rate per annum in arrears on the Interest Payment Dates set forth above ("Interest Payment Dates"), until the principal hereof is paid or made available for payment, and on Stated Maturity. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or optional repayment. Interest will be payable to the Holder at the close of business on the Regular Record Date which, unless otherwise specified above, shall be the fifteenth calendar day (whether or not a Business Day (as defined below)) immediately preceding the related Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon redemption or optional repayment will be payable to the person to whom principal is payable and (to the extent that the payment of such interest shall be legally enforceable) at the Overdue Rate, if any, per annum set forth above on any overdue principal and premium and on any overdue installment of interest. If the Original Issue Date is between a Regular Record Date and the next succeeding Interest Payment Date, the first payment of interest hereon will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next Regular Record Date.

         Payment of the principal, and premium, if any, and interest payable at Stated Maturity or upon redemption or optional repayment of this Security will be made in immediately available funds at the corporate trust office or agency of the Trustee in New York, New York, provided that this Security is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at Stated Maturity or upon redemption or optional repayment) will be paid to the Depositary or its nominee, if it is the registered Holder of this Security, by wire transfer to an account maintained by such Holder with a bank located in the United States.

         This Security is one of a duly authorized issue of ILFC Notes of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of November 1, 2000 (herein called the "Indenture") between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as amended, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time at varying maturities, interest rates and other terms as may be designated with respect to a Security.

         After the completion of the issuance for which this Security is a part, the Company may, from time to time, reopen such issuance and issue additional Securities with the same terms (including maturity and interest payment terms) as this Security. After such additional Securities are issued, they will be fungible with this Security.

         Interest payments for this Security will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day. "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated to close.

         Unless otherwise indicated on the face of this Security, this Security may not be redeemed prior to Stated Maturity. If so indicated on the face of this Security, this Security may be redeemed, at the option of the Company, on any date on or after the date set forth on the face hereof, either in whole or from time to time in part at a redemption price equal to 100% of the principal amount redeemed, together with interest accrued and unpaid thereon to the date of redemption. Notice of redemption shall be mailed to the Holders of the Securities designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of any redemption, the Company will not be required to
(1) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (2) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Only a new Security or Securities for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If so provided on the face of this Security, this Security will be subject to repayment (in whole or in part) upon the death of the owner of the beneficial interest in this Security at the option of the owner's representative (as defined below) (the "Survivor's Option"). Pursuant to exercise of the Survivor's Option, if applicable, this Security (or portion thereof) will either be repaid or repurchased at the option of the Company if a proper request for repayment is made by or on behalf of the person (the "representative") that has authority to act on behalf of the deceased owner of the beneficial interest in this Security (or a portion thereof) under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the owner's beneficial interest in this Security plus accrued interest to the date of such repayment (or, if this Security is a zero coupon Security, at a price equal to the amortized face amount on the date of such repayment), subject to the following limitations. The Survivor's Option may not be exercised until 12 months following the Original Issue Date of this Security. If specified on the face hereof, the aggregate principal amount as to which exercises of the Survivor's Option will be accepted related to the Securities in any calendar year (the "annual put limitation") may be limited to one percent (1%) of the outstanding aggregate principal amount of the Securities as of the end of the most recent calendar year, but not less than $1,000,000 in any such calendar year, or such greater amount as specified on the face hereof. If specified on the face hereof, the aggregate principal amount as to which exercises of the Survivor's Option will be accepted related to this Security with respect to any individual deceased owner's beneficial interest in this Security (the "individual put limitation") may be limited to $200,000, or such greater amount as specified on the face hereof for any calendar year.

         Principal repayments or purchases pursuant to exercise of the Survivor's Option will not be made in amounts that are less than $1,000, and, in the event that the limitations described in the preceding paragraph would result in the partial repayment or repurchase of the deceased owner's beneficial interest in this Security, the principal amount of the deceased owner's beneficial interest in this Security remaining outstanding after repayment must be at least $1,000. Other than as described herein, once the representative makes a written request for payment pursuant to the Survivor's Option, such request may not be withdrawn.

         Pursuant to the valid exercise of the Survivor's Option as described below, requests for repayment will be accepted promptly in the order all such requests related to the Securities are made, except for any request the acceptance of which would contravene (i) the annual put limitation, if specified on the face hereof, or (ii) the individual put limitation, if specified on the face hereof. If, as of the end of any calendar year, the aggregate principal amount of requests made and accepted related to the Securities pursuant to the Survivor's Option during such year have not exceeded the annual put limitation, if specified on the face hereof, for such year, any requests to exercise the Survivor's Option with respect to the Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the individual put limitation, if specified on the face hereof, with respect to an individual deceased owner's beneficial interest in this Security will be accepted in the order of all requests to exercise the Survivor's Option, to the extent that any such exercise would not trigger the annual put limitation for such calendar year. If a request for repayment pursuant to the Survivor's Option is accepted for repayment, subject to the limitations described herein, the Company will repay this Security (or portion thereof) accepted for repayment no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each exercise of the Survivor's Option that is not accepted in any calendar year due to the application of the annual put limitation will be deemed to be tendered in the following calendar year in the order in which all requests to exercise the Survivor's Option were originally tendered, unless any exercise is withdrawn by the representative for the deceased owner prior to its repayment. In the event any request for repayment of this Security (or any portion thereof) pursuant to the valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register that states the reason this Security (or portion thereof) has not been accepted for repayment.

         Subject to the foregoing, in order to validly exercise the Survivor's Option with respect to this Security (or a portion thereof), the representative must provide to the broker or other entity through which the beneficial interest in this Security is held by the deceased owner:

         (1) a written request for repayment signed by the representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,

         (2) appropriate evidence satisfactory to the Trustee that (a) the representative has authority to act on behalf of the deceased beneficial owner,
(b) the death of such beneficial owner has occurred and (c) the deceased was the owner of a beneficial interest in this Security at the time of death, and

         (3) instructions to such broker or other entity to notify the depositary of such representative's desire to obtain repayment pursuant to exercise of the Survivor's Option.

         Such broker or other entity must provide to the Trustee:

         (1) the documents received from the representative referred to in clauses (1) - (2) of the preceding paragraph, and

         (2) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner.

         Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate representative.

         Subject to the Company's right to limit the aggregate principal amount as to which exercises of the Survivor's Option shall be accepted in any one calendar year with respect to the Securities, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties. The Trustee will disburse payments it receives pursuant to valid exercise(s) of the Survivor's Option on the applicable Interest Payment Date following the date after which the Trustee shall have received the documents described in clauses (1) and (2) of the preceding paragraph.

         The death of a person owning a beneficial interest in this Security in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the beneficial owner of this Security (or a portion thereof), and the entire principal amount of the beneficial interest in this Security so held will be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a beneficial interest in this Security by tenancy in common will be deemed the death of the owner of such beneficial interest in this Security only with respect to the deceased owner's beneficial interest in this Security so held by tenancy in common; except that in the event such beneficial interest in this Security is held by husband and wife as tenants in common, the death of either will be deemed the death of the owner of this Security (or a portion thereof), and the entire principal amount of such beneficial interest in this Security so held will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Security (or a portion thereof), will be deemed the death of the owner of the beneficial interest in this Security (or a portion thereof) for purposes of this provision, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         Unless otherwise specified on the face hereof, if (1) this Security is issued with original issue discount (as defined in the Internal Revenue Code of 1986, as amended)( the "Code"), and (2) the principal hereof is declared to be due and payable immediately, the amount of principal due and payable with respect hereto shall be limited to the Principal Amount hereof multiplied by the sum of the Issue Price hereof (expressed as a percentage of the Principal Amount hereof); plus the aggregate portions of the original issue discount (consisting of the excess of the amounts considered as part of the "stated redemption price at maturity" of the Security within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price), which have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issuance of the Security to the date of determination; and minus any amount paid from the date of issuance up to the date of determination which is considered part of the "stated redemption price at maturity" of the Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of any such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits Holder's rights to enforce the Indenture and this Security.

         This Security is exchangeable only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed within the time specified in the Indenture, or (2) the Company in its sole discretion determines that all Global Securities of the same series as this Security shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof, bearing interest at the same rate, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms.

         The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Security unless such beneficial interest is in an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. The Depositary, by accepting this Security, agrees to be bound by such provision.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTITUTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.

                     INTERNATIONAL LEASE FINANCE CORPORATION

[Seal]

                     By:     __________________________________
                             Chairman of the Board

                             __________________________________
                             President

Attest:


__________________________________
         Secretary

                  Unless the certificate of authentication hereon has been executed by The Bank of New York, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date of Registration:

                                                     THE BANK OF NEW YORK,
                                                     as Trustee

                                                     By  _______________________
                                                         Authorized Signatory

[FORM OF ASSIGNMENT]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- __________________ Custodian ___________________
                                    (Cust)                    (Minor)

under Uniform Gifts to Minors Act _____________________________
                                     (State)

         Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee          _________________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________________________________

______________________________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing


_____________________________________________________ Attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________________________

                                            ____________________________________

                                            ____________________________________
                                            Notice:  The signature to this
                                                     assignment must correspond
                                                     with the name as written on
                                                     the face of the within
                                                     instrument in every
                                                     particular, without
                                                     alteration or enlargement,
                                                     or any change whatever.